INTERNATIONAL EMPLOYEE – 3-Year Vesting

PERFORMANCE STOCK UNIT AGREEMENT
AGREEMENT by and between KBR, Inc., a Delaware corporation (the “Company”), and ________________ (“Employee”) made effective as of ____________________ (the “Grant Date”).
1.Grant of Performance Stock Units.
(a)Units. Pursuant to the Amended and Restated KBR, Inc. 2006 Stock and Incentive Plan, as amended and restated (the “Plan”), units evidencing the right to receive __________ shares of the Company’s common stock (“Stock”), are awarded to Employee, subject to the conditions of the Plan and this Agreement (the “Performance Stock Units”).
(b)Plan Incorporated. Employee acknowledges receipt of a copy of the Plan, and agrees that this award of Performance Stock Units shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which is incorporated herein by reference as a part of this Agreement. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan.
2.Terms of Performance Stock Units. Employee hereby accepts the Performance Stock Units and agrees with respect thereto as follows:
(a)Forfeiture of Performance Stock Units. In the event of termination of Employee’s employment with the Company or any employing Subsidiary for any reason other than (i) death or (ii) disability (disability being defined as being physically or mentally incapable of performing either the Employee’s usual duties as an Employee or any other duties as an Employee that the Company or employing Subsidiary reasonably makes available and such condition is likely to remain continuously and permanently, as determined by the Company or employing Subsidiary), or except as otherwise provided in the second and third sentences of subparagraph (c) of this Paragraph 2, or if the Employee breaches any of the covenants set forth in Paragraph 10, Employee shall, for no consideration, forfeit all Performance Stock Units to the extent they are not fully vested. In addition, except as otherwise provided in the second and third sentences of subparagraph (c) of this Paragraph 2, Employee shall, for no consideration, forfeit all of the Performance Stock Units on December 31, 2025, if the Committee that administers the Plan (the “Committee”) determines, in its sole discretion, that calendar year 2025 was not a successful year for the Company. Any such determination by the Committee shall be made on or before the first anniversary of the Grant Date.
(b)Assignment of Award. The Performance Stock Units may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of unless transferable by will or the laws of descent and distribution or, if Employee is exclusively subject to the laws of the United States, pursuant to a “qualified domestic relations order” as defined by the U.S. Internal Revenue Code (the “Code”).

INTERNATIONAL EMPLOYEE – 3-Year Vesting

(c)Vesting Schedule. The Performance Stock Units shall vest in accordance with the following schedule provided that Employee has been continuously employed by the Company from the date of this Agreement through the applicable vesting date and such Performance Stock Units have not been forfeited pursuant to the last two sentences of subparagraph (a) of this Paragraph 2:

Vesting Date	Vested Percentage of Total Number of Performance Stock Units
1st Anniversary of Grant Date	33 ⅓%
2nd Anniversary of Grant Date	66 ⅔%
3rd Anniversary of Grant Date	100%

Notwithstanding the foregoing, unless otherwise provided in an Other Agreement pursuant to Paragraph 12, the Performance Stock Units shall become fully vested on the earliest of (i) the occurrence of Employee’s Involuntary Termination or termination for Good Reason within two years following a Corporate Change (as such terms are defined in the Plan) or (ii) the date Employee’s employment with the Company is terminated by reason of death or disability (as determined above); provided, however, that if the Performance Stock Units have been forfeited pursuant to the last two sentences of subparagraph (a) of this Paragraph 2 prior to the date of the occurrence of an event described in clause (i) or (ii) of this sentence, then the Performance Stock Units shall remain forfeited and shall not vest upon the occurrence of any such event. In the event Employee’s employment is terminated for any other reason, including retirement with the approval of (A) the board of directors of the Company (the “Board”), upon the Committee’s recommendation, if Employee is the Company’s Chief Executive Officer (the “CEO”), (B) the Committee if Employee is a “senior executive of the Company” (as defined below), or (C) the CEO if Employee is not a senior executive of the Company, then the Board (upon the Committee’s recommendation), the Committee, or the CEO, respectively, may, in the Board’s, the Committee’s, or the CEO’s, as applicable, sole discretion, approve the acceleration of the vesting of any or all Performance Stock Units that have not yet been forfeited and which are still outstanding and subject to restrictions, with such vesting acceleration to be effective on the date of such approval or Employee’s termination date, if later. Notwithstanding the foregoing, in no event shall the Performance Stock Units become fully vested prior to the expiration of one month from the Grant Date. “Senior executive” for purposes of this Agreement shall mean any regular, full-time employee of the Company or an affiliate who (x) is an officer of the Company required to file reports with the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, (y) is the Chief Accounting Officer of the Company, or (z) is the highest ranking management position (with at least a title of Director or above) with direct oversight over internal audits of the Company.

(d)Stockholder Rights. Employee shall have no rights of a stockholder with respect to shares of Stock subject to this Award unless and until such time as the Award has been settled by the transfer of shares of Stock to Employee, except that Employee shall have the right to receive payments equal to the dividends or distributions declared or paid on a share of Stock at the same time as those dividends or

INTERNATIONAL EMPLOYEE – 3-Year Vesting

distributions are paid to holders of Stock. Notwithstanding the previous sentence, Employee shall accrue dividends or distributions declared or paid on a share of Stock at the same time as those dividends or distributions are paid to holders of Stock, but shall not have the right to receive such payments or distributions until such shares of Stock underlying the Performance Stock Units have been settled pursuant to subparagraph (b) of this Paragraph 2. Payment for accrued dividends or distributions shall be made as soon as administratively practicable following the settlement of such shares of Stock, but in no event later than thirty days after the settlement date.
(e)Payment for Vested Performance Stock Units. Payment for vested Performance Stock Units shall be made as soon as administratively practicable after vesting, but in no event later than thirty days after the vesting date. Settlement will be made in the form of shares of Stock equal in number to the number of Performance Stock Units with respect to which payment is being made on the applicable date; provided, however, that payment for a vested Performance Stock Unit shall be made at the time provided above solely in cash (in lieu of in the form of a share of Stock) in an amount equal to the Fair Market Value as of the vesting date of such Performance Stock Unit if there are an insufficient number of shares available for delivery under the Plan at the time of such settlement as determined by the Committee or its delegate in the Committee’s or such delegate’s sole discretion. Notwithstanding the foregoing, the Company shall not be obligated to deliver any shares of Stock if counsel to the Company determines that such sale or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Stock is listed or quoted.
(f)Recovery of Benefits. The Company shall seek recovery of any benefits provided hereunder to Employee if such recovery is required by any clawback policy adopted by the Company, which may be amended from time to time, including, but not limited to, any clawback policy adopted to satisfy the minimum clawback requirements adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations thereunder or any other applicable law or securities exchange listing standard. The Company reserves the right, without your consent, to adopt any such clawback policy, including, but not limited to, such clawback policies applicable to this Agreement with retroactive effect.
3.Responsibility for Taxes. Employee acknowledges that, regardless of any action taken by the Company, or if different, Employee’s employer (“Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Employee’s participation in the Plan and legally applicable to Employee (“Tax-Related Items”), is and remains Employee’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer. Employee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Stock Units, including but not limited to, the grant, vesting or settlement of the Performance Stock Units, the subsequent sale of Stock acquired pursuant to such settlement and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Performance Stock Units to reduce or eliminate the Employee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Employee is subject to Tax-Related Items in more than one jurisdiction, Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

INTERNATIONAL EMPLOYEE – 3-Year Vesting

Prior to any relevant taxable or tax withholding event, as applicable, Employee agrees to pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Employee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following:
(a)withholding from Employee’s wages or other cash compensation paid to Employee by the Company and/or the Employer; or
(b)withholding from proceeds of the sale of shares of Stock acquired upon settlement of the Performance Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on Employee’s behalf pursuant to this authorization without further consent); or
(c)withholding in shares of Stock to be issued upon settlement of the Performance Stock Units.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Employee may receive a refund of any over-withheld amount in cash and will have no entitlement to the Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Stock, for tax purposes, Employee is deemed to have been issued the full number of shares of Stock subject to the vested Performance Stock Units, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items.
Employee agrees to pay to the Company or the Employer, including through withholding from Employee's wages or other cash compensation paid to Employee by the Company and/or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Employee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Stock or the proceeds of the sale of Stock, if Employee fails to comply with Employee’s obligations in connection with the Tax-Related Items.
Notwithstanding the preceding provisions of this Paragraph 3, Employee’s liability with respect to Tax-Related Items shall be subject to any international tax assignment agreement then in effect between Employee and the Company, the Employer or any of their respective affiliates or any tax policies or procedures applicable to the Employee’s home country, and in the event of any conflict between the terms of this Paragraph 3 and the terms of such international tax assignment agreement or such tax policies or procedures, the terms of such international tax assignment agreement or such tax policies or procedures, as applicable, shall control.
4.Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of the Company, a Parent Corporation or Subsidiary, or a corporation or a Parent Corporation or subsidiary of such corporation assuming or substituting a new award for this Award. Without limiting the scope of the preceding sentence, it is expressly provided that

INTERNATIONAL EMPLOYEE – 3-Year Vesting

Employee shall be considered to have terminated employment with the Company at the time of the termination of the “Subsidiary” status under the Plan of the entity or other organization that employs Employee. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, or its delegate, as appropriate, and its determination shall be final.
5.Committee’s Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Performance Stock Units.
6.Data Privacy Notice and Consent.
(a)Declaration of Consent. By accepting the Performance Stock Units via the Company’s acceptance procedure, Employee is declaring that he or she agrees with the data processing practices described herein and consents to the collection, processing and use of Data by the Company and the transfer of Data to the recipients mentioned below, including recipients located in countries which may not have a similar level of protection from the perspective of the data protection laws in Employee’s country.
(b)Data Collection and Usage. The Company and the Employer may collect, process and use certain personal information about Employee, including, but not limited to, Employee’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Performance Stock Units or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in Employee’s favor (“Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is Employee’s consent.
(c)Stock Plan Administration Service Providers. The Company transfers Data, or parts thereof, to Morgan Stanley Smith Barney, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and may share Data with different service providers that serve in a similar manner. Employee acknowledges and understands that the Company’s service provider will open an account for Employee to receive and trade shares of Stock acquired under the Plan and that Employee will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of Employee’s ability to participate in the Plan.
(d)International Data Transfers. The Company and its service provider, are based in the United States. Employee understands that his or her country may have enacted data privacy laws that are different from the laws of the United States. As a result, in the absence of appropriate safeguards such as standard data protection clauses, the processing of Employee’s Data in the United States or, as the case may be, other countries might not be subject to substantive data processing principles or supervision by data protection authorities. In addition, Employee might not have enforceable rights regarding the processing of his or her Data in such countries. The Company’s legal basis for the transfer of Data is Employee’s consent.

INTERNATIONAL EMPLOYEE – 3-Year Vesting

(e)Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage Employee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, labor, securities and exchange control laws.
(f)Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and Employee is providing the consents herein on a purely voluntary basis. Employee understands that he or she may withdraw consent at any time with future effect for any or no reason. If Employee does not consent, or if Employee later seeks to revoke his or her consent, Employee’s salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to offer Performance Stock Units to Employee or administer or maintain Employee’s participation in the Plan.
(g)Data Subject Rights. Employee understands that data subject rights vary depending on the applicable law and that, depending on where Employee is based and subject to the conditions set out in the applicable law, Employee may have, without limitation, the rights to (i) request access or copies of Data the Company processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in Employee’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, Employee understands that he or she can contact Employee’s local human resources representative.

By clicking the “Accept” or similar button implemented into the relevant web page or platform, Employee declares, without limitation, his or her consent to the data processing operations described in this Agreement. Employee understands and acknowledges that he or she may withdraw consent at any time with future effect for any or no reason as described in sub-section (f) above.

7.Nature of Grant. By accepting the grant of the Performance Stock Units, the Employee acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the Plan is operated and the Performance Stock Units are granted solely by the Company and only the Company is a party to this Agreement; accordingly, any rights Employee may have under this Agreement may be raised only against the Company but not any Subsidiary (including, but not limited to, the Employer);
(c)no Subsidiary (including, but not limited to, the Employer) has any obligation to make any payment of any kind to Employee under this Agreement;
(d)the grant of Performance Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards of Performance Stock Units, or benefits in lieu of Performance Stock Units even if Performance Stock Units have been awarded in the past;

INTERNATIONAL EMPLOYEE – 3-Year Vesting

(e)all decisions with respect to future Performance Stock Units or other grants, if any, will be at the sole discretion of the Company;
(f)the grant of Performance Stock Units and Employee’s participation in the Plan will not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Subsidiary and shall not interfere with the ability of the Employer to terminate Employee’s employment or service relationship (if any);
(g)Employee’s participation in the Plan is voluntary;
(h)the Performance Stock Units and the Stock underlying the Performance Stock Units, and the income and value of the same, are not intended to replace any pension rights or compensation;
(i)the Performance Stock Units and the Stock underlying the Performance Stock Units, and the income and value of the same, are not part of normal or expected compensation or salary for any purpose, including but not limited to, calculation of any severance, resignation, termination, redundancy or end-of-service payments, holiday-pay, bonuses, long-service awards, leave-related payments, pension or retirement benefits, or similar mandatory payments;
(j)the future value of the Stock is unknown, indeterminable and cannot be predicted with certainty;
(k)no claim or entitlement to compensation or damages shall arise from forfeiture of Performance Stock Units or the recoupment of any shares of Stock or other benefits or payments acquired under the Plan resulting from (i) Employee ceasing to provide employment or other services to the Company or the Employer (for any reason whatsoever, and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Employee is employed or the terms of Employee's employment agreement, if any) and/or (ii) the application of any recoupment or clawback policy or provision described in this Agreement (or otherwise required by the Company) or any recovery or clawback otherwise required by law;
(l)in the event of termination of Employee’s employment or other services (for any reason whatsoever, whether or not later found to be invalid, or in breach of employment laws in the jurisdiction where Employee is employed or the terms of Employee's employment agreement, if any), unless otherwise provided in this Agreement or determined by the Company, Employee’s right to vest in the Performance Stock Units under the Plan, if any, will terminate effective as of the date that Employee is no longer actively providing services and will not be extended by any notice period (e.g., active services would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Employee is employed or the terms of Employee's employment agreement, if any); the Committee shall have the exclusive discretion to determine when Employee is no longer actively providing services for purposes of the Award (including whether Employee may still be considered to be providing services while on an approved leave of absence);
(m)unless otherwise provided in the Plan or by the Company in its discretion, the Performance Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Performance Stock Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or

INTERNATIONAL EMPLOYEE – 3-Year Vesting

substituted for, in connection with any corporate transaction affecting the shares of the Company;
(n)unless otherwise agreed with the Company, the Performance Stock Units and the Stock underlying the Performance Stock Units, and the income and value of the same, are not granted as consideration for, or in connection with, services Employee may provide as a director of a Subsidiary; and
(o)neither the Company, the Employer nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between Employee's local currency and the United States Dollar that may affect the value of the Performance Stock Units or of any amounts due to Employee pursuant to the settlement of the Performance Stock Units or the subsequent sale of any shares of Stock acquired upon settlement.
8.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Employee's participation in the Plan, or Employee's acquisition or sale of the underlying shares of Stock. Employee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
9.Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.
10.Non-Competition; Non-Solicitation; Non-Disclosure.
(a)Following the date Employee enters into this Agreement, the Company and/or its Subsidiary(ies) shall provide Employee access to Confidential Information (as defined below). Such Confidential Information shall be for use only during Employee’s employment with the Company, and as an express incentive for the Company to enter into this Agreement and to grant to Employee the Performance Stock Units (which grant, Employee acknowledges, shall further align Employee’s interests with the long-term business interests of the Company and its Subsidiaries) and provide Employee with Confidential Information, Employee has voluntarily agreed to the covenants set forth in this Paragraph 10. Employee agrees and acknowledges that the limitations and restrictions set forth herein, including geographical and temporal restrictions on certain competitive activities, are reasonable in all respects, do not interfere with public interests, will not cause Employee undue hardship, and are material and substantial parts of this Agreement intended and necessary to prevent unfair competition and to protect the Company’s and its Subsidiaries’ trade secrets and other Confidential Information, goodwill and legitimate business interests.
(b)During the Prohibited Period (as defined below), Employee shall not, without the prior written approval of the Company, directly or indirectly, for Employee or on behalf of or in conjunction with any other person or entity of any nature:
(i)    engage in or participate within the Market Area (as defined below) in competition with the Company or any of its Subsidiaries in any aspect of the Business (as defined below), which prohibition shall prevent Employee from directly or indirectly: (A) owning, managing, operating, or being an officer

INTERNATIONAL EMPLOYEE – 3-Year Vesting

or director of, any business that competes with the Company or any of its Subsidiaries in the Market Area, or (B) joining, becoming an employee or consultant of, or otherwise being affiliated with, any person or entity engaged in, or planning to engage in, the Business in the Market Area in competition, or anticipated competition, with the Company or any of its Subsidiaries in any capacity (with respect to this clause (B)) in which Employee’s duties or responsibilities are the same as or similar to the duties or responsibilities that Employee had on behalf of the Company or any of its Subsidiaries, or involve direct or indirect oversight over such duties or responsibilities;
(ii)    appropriate any Business Opportunity of, or relating to, the Company or any of its Subsidiaries located in the Market Area;
(iii)    solicit, canvass, approach, encourage, entice or induce any customer or supplier of the Company or any of its Subsidiaries for whom or which Employee had responsibility in the final 12 months prior to the termination of Employee’s employment with the Company to cease or lessen such customer’s or supplier’s business with the Company or any of its Subsidiaries; or
(iv)    solicit, canvass, approach, encourage, entice or induce any employee or contractor of the Company or any of its Subsidiaries to terminate his, her or its employment or engagement with the Company or any of its Subsidiaries.
(c)Notwithstanding any other provision of this Agreement:
(i)    the covenants set forth in this Paragraph 10 shall not apply to restrict any of Employee’s activities within the State of California, including if Employee is a California resident; and
(ii)    if prohibited by any applicable law regarding non-competition restrictions in Washington, D.C., the covenants set forth in Paragraphs 10(b)(i) and 10(b)(ii) shall not apply with respect to any activities conducted within (including individuals’ performance of work in) Washington, D.C.;
provided, however, for the avoidance of doubt, the foregoing exceptions under this Paragraph 10(c) shall not limit any other obligations that Employee owes to the Company or any of its Subsidiaries under any other agreements or applicable laws, including (without limitation) with respect to the protection of Confidential Information.
(d)If Employee is an attorney at law or licensed lawyer in any jurisdiction, none of the restrictions set forth in this Paragraph 10 shall be interpreted or applied in a manner to prevent or restrict Employee from practicing law, as it is the intent of this Paragraph 10 to create certain limitations on Employee’s business activities only, and not to create limitations that would restrict Employee from practicing law. If

INTERNATIONAL EMPLOYEE – 3-Year Vesting

Employee is an attorney at law or licensed to practice law, Employee acknowledges and agrees that, both during Employee’s employment with the Company and thereafter, Employee shall be bound by all ethical and professional obligations (including those with respect to conflicts of interest and confidentiality) that may arise from Employee’s provision of legal services to, and acting as legal counsel for, the Company and (as applicable) its Subsidiaries.
(e)Employee agrees, both during and after Employee’s employment with the Company, not to use or disclose any Confidential Information other than for the benefit of the Company or its Subsidiaries in the course of Employee’s duties for the Company or its applicable Subsidiary. All trade secrets, non-public information, designs, ideas, concepts, improvements, product developments, discoveries and inventions, whether patentable or not, that are conceived, made, developed or acquired by or disclosed to Employee, individually or in conjunction with others, in connection with Employee’s employment with the Company or otherwise during the time that Employee is or has been employed or engaged by the Company or any of its Subsidiaries (whether during business hours or otherwise and whether on the Company’s or its Subsidiaries’ premises or otherwise), that relate to the Companies’ or its Subsidiaries’ businesses or properties, products or services (including all such information relating to corporate opportunities, operations, future plans, methods of doing business, business plans, formulas, strategies for developing business and market share, research, financial and sales data, pricing terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, research and development information, the identity of key contacts within customers’ organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names and marks) is defined as “Confidential Information”. For purposes of this Agreement, Confidential Information shall not include any information that (i) is or becomes generally available to the public other than as a result of a disclosure or wrongful act of Employee or Employee’s agents; (ii) was available to Employee on a non-confidential basis before its disclosure by the Company or any of its Subsidiaries; or (iii) becomes available to Employee on a non-confidential basis from a source other than the Company or any of its Subsidiaries; provided, that such source is not bound by a confidentiality agreement with, or other obligation with respect to confidentiality to, the Company or any of its Subsidiaries.
(f)Notwithstanding the foregoing Paragraph 10(e), nothing in this Agreement shall prohibit or restrict Employee from lawfully (i) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by, any governmental authority (in each instance regarding a possible violation of any law); (ii) responding to any inquiry or legal process directed to Employee from any such governmental authority; (iii) testifying, participating or otherwise assisting in an action or proceeding by any such governmental authority relating to a possible violation of law or (iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law. Additionally, pursuant to the federal Defend Trade Secrets Act of

INTERNATIONAL EMPLOYEE – 3-Year Vesting

2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (x) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; (y) is made to Employee’s attorney in relation to a lawsuit for retaliation against Employee for reporting a suspected violation of law or (z) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nothing in this Agreement requires Employee to obtain prior authorization before engaging in any conduct described in this paragraph, or to notify the Company or any of its Subsidiaries that Employee have engaged in any such conduct.
(g)Because of the difficulty of measuring economic losses to the Company and its Subsidiaries as a result of a breach or threatened breach of the covenants set forth in this Paragraph 10, and because of the immediate and irreparable damage that would be caused to the Company and its Subsidiaries for which they would have no other adequate remedy, the Company and each of its Subsidiaries shall be entitled to enforce the foregoing covenants, in the event of a breach or threatened breach, by injunctions and restraining orders from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall not be the Company’s or its Subsidiaries’ exclusive remedy for a breach but instead shall be in addition to all other rights and remedies available to the Company and each of its Subsidiaries at law and equity.
(h)The covenants in this Paragraph 10, and each provision and portion hereof, are severable and separate, and the unenforceability of any specific covenant (or portion thereof) shall not affect the provisions of any other covenant (or portion thereof). Moreover, in the event any arbitrator or court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which such arbitrator or court deems reasonable, and this Agreement shall thereby be reformed.
(i)The following terms shall have the following meanings:
(i)    “Business” shall mean the business and operations that are the same or similar to those performed by the Company and any of its Subsidiaries for which Employee provides services or about which Employee obtains Confidential Information during Employee’s employment with the Company.
(ii)    “Business Opportunity” shall mean any commercial, investment or other business opportunity relating to the Business.
(iii)    “Market Area” shall mean: (i) during that portion of the Prohibited Period that exists during which Employee is employed by the Company, any geographic area or market where Employee provides, or has

INTERNATIONAL EMPLOYEE – 3-Year Vesting

provided, services to the Company or any of its Subsidiaries; and (ii) during that portion of the Prohibited Period that exists following the date that Employee is no longer employed by the Company, any geographic area or market where Employee provided services to the Company or any of its Subsidiaries as of the date Employee is no longer employed by the Company or during the 12 months prior to such date.
(iv)    “Prohibited Period” shall mean the period during which Employee is employed by the Company and continuing for a period of 12 months following the date that Employee is no longer employed by the Company; provided, however, with respect to a termination of employment with the Company on or after the date upon which a Corporate Change occurs, the Prohibited Period shall end on the date of such termination of employment with respect to the obligations under Paragraphs 10(b)(i) and 10(b)(ii).
11.Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to deliver any shares issuable upon settlement of the Performance Stock Units prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. Employee understands that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, Employee agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without Employee's consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.
12.Other Agreements. The terms of this Agreement shall be subject to, and shall not modify, the terms and conditions of any employment, severance, and/or change-in-control agreement between the Company (or a Subsidiary) and Employee concerning equity-based awards (“Other Agreement”), except that, notwithstanding anything in such Other Agreement to the contrary, any normal retirement age of 65 or other retirement-based vesting provisions in such Other Agreement shall be of no force or effect for purposes of the vesting of these Performance Stock Units.
13.Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, U.S.A., except to the extent that it implicates matters that are the subject of the General Corporation Law of the State of Delaware, which matters shall be governed by the latter law notwithstanding any conflicts of laws principles that may be applied or invoked directing the application of the laws of another jurisdiction. Exclusive venue for any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it or arising from it, or dispute resolution proceeding arising hereunder for any claim or dispute, the parties hereby submit to and consent to the sole and exclusive jurisdiction of Houston, Harris County, Texas, notwithstanding any conflicts of laws principles that may direct the jurisdiction of any other court, venue, or forum, including the jurisdiction of Employee’s home country.

INTERNATIONAL EMPLOYEE – 3-Year Vesting

14.Language. Employee acknowledges and represents that he or she is proficient in the English language or has consulted with an advisor who is sufficiently proficient in English, as to allow Employee to understand the terms of this Agreement and any other documents related to the Plan. If Employee has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different from the English version, the English version will control subject to applicable law.
15.    Insider Trading/Market Abuse Laws. Employee acknowledges that, depending on Employee’s country of residence or the country of residence of Employee’s broker, Employee may be subject to insider trading restrictions and/or market abuse laws, which may affect Employee’s ability to accept, acquire, sell or otherwise dispose of shares of Stock, rights to shares of Stock (e.g., Performance Stock Units) or rights linked to the value of shares of Stock during such times as Employee is considered to have “inside information” regarding the Company, as defined by the laws or regulations in Employee’s country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders placed by Employee before Employee possessed inside information. Furthermore, Employee could be prohibited from (i) disclosing inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Keep in mind third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Employee acknowledges that it is his or her responsibility to be informed of and compliant with such regulations, and Employee should speak to his or her personal advisor on this matter.
16.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
17.Severability. If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Agreement to be construed so as to foster the intent of this Agreement and the Plan.
18.Section 409A. Notwithstanding anything in this Agreement to the contrary, if any provision in this Agreement would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and United States Department of the Treasury pronouncements (“Section 409A”), that provision will be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect Employee’s rights under this Agreement.
19.Addendum. Notwithstanding any provision in this Agreement or the Plan to the contrary, the Performance Stock Units shall be subject to the special terms and provisions set forth in the Addendum to this Agreement for Employee’s country. Moreover, if Employee relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to Employee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Agreement.

INTERNATIONAL EMPLOYEE – 3-Year Vesting

20.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Employee’s participation in the Plan, on the Performance Stock Units and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
21.Waiver. Employee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or any subsequent breach by Employee or any other Employee.
22.Foreign Asset/Account Reporting, Exchange Control Requirements. Certain foreign asset and/or foreign account reporting requirements and exchange controls may affect Employee’s ability to acquire or hold shares of Stock under the Plan or cash received from participating in the Plan in a brokerage or bank account outside Employee’s country. Employee may be required to report such accounts, assets or transactions to the tax or other authorities in Employee’s country. Employee may also be required to repatriate sale proceeds or other funds received as a result of Employee’s participation in the Plan to Employee’s country through a designated bank or broker and/or within a certain time after receipt. Employee is responsible for complying with any applicable regulations and should consult his or her personal legal and tax advisors for any details.
[Signatures on the following page.]

INTERNATIONAL EMPLOYEE – 3-Year Vesting

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all as of the date first above written.

KBR, INC.

By:

Name: Stuart J. B. Bradie
Title: President and CEO

EMPLOYEE:

Date:

INTERNATIONAL EMPLOYEE (ADDENDUM)

Addendum
KBR, INC.

Terms and Conditions of Performance Stock Unit Grant

SPECIAL PROVISIONS OF PERFORMANCE STOCK UNITS
IN CERTAIN COUNTRIES
This Addendum includes special country-specific terms that apply to residents in countries listed below. This Addendum is part of the Agreement. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.
This Addendum also includes information regarding exchange controls and certain other issues of which Employee should be aware with respect to Employee’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of February 2025. Such laws are often complex, change frequently, certain individual exchange control reporting requirements may apply upon vesting of Performance Stock Units and/or sale of Stock and results may be different based on the particular facts and circumstances. As a result, the Company strongly recommends that Employee does not rely on the information noted herein as the only source of information relating to the consequences of Employee’s participation in the Plan because the information may be out of date at the time Employee’s Performance Stock Units vest or Employee sells shares of Stock acquired under the Plan.
In addition, the information is general in nature and may not apply to Employee’s particular situation, and the Company is not in a position to assure Employee of any particular result. Accordingly, Employee should seek appropriate professional advice as to how the relevant laws in Employee’s country may apply to Employee’s situation.
If Employee is a citizen or resident of a country other than the country in which Employee is working, or if Employee transfers employment after the Performance Stock Units are granted to Employee, the information contained in this Addendum for the country Employee works in at the time of grant may not be applicable to Employee and the Company, in its discretion, may determine to what extent the terms and conditions contained herein shall be applicable to Employee. If Employee transfers residency and/or employment to another country or is considered a resident of another country listed in the Addendum after the Performance Stock Units are granted to Employee, the terms and/or information contained for that new country (rather than the original grant country) may be applicable to Employee.

INTERNATIONAL EMPLOYEE (ADDENDUM)

AUSTRALIA
AMENDED AND RESTATED KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Securities Law Information. This offer is being made under Division 1A, Part 7.12 of the Australia Corporations Act 2001 (Cth).
Tax Information.
The Plan is a plan to which subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).
Exchange Control Information.
Exchange control reporting is required for cash transactions exceeding a certain threshold (currently, AUD10,000) and for international fund transfers. The Australian bank assisting with the transaction will file the report for Employee. If there is no Australian bank involved in the transfer, Employee will have to file the report.

INTERNATIONAL EMPLOYEE (ADDENDUM)

BRITISH INDIAN OCEAN TERRITORY
AMENDED AND RESTATED KBR, INC. 2006 STOCK AND INCENTIVE PLAN
There are no country-specific provisions.

INTERNATIONAL EMPLOYEE (ADDENDUM)

CANADA
AMENDED AND RESTATED KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Performance Stock Units Payable Only in Stock.
The following provision supplements Paragraph 2(e) of the Agreement:
Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, the award of Performance Stock Units does not provide any right for Employee to receive a cash payment and shall be paid in shares of Stock only.
Foreign Account/Asset Tax Reporting Information.
Employee may be required to report his or her specified foreign property on Form T1135 (Foreign Income Verification Statement) if the total cost of his or her specified foreign property exceeds certain threshold (currently, C$100,000) at any time in the year. Foreign specified property includes cash, any shares of Stock issued to Employee upon vesting and settlement of the Award as well as the Performance Stock Units. Performance Stock Units must be reported - generally at a nil cost - if the applicable cost threshold is exceeded because of other foreign property that Employee holds. If shares of Stock are acquired, their cost generally is the adjusted cost base (“ACB”). The ACB would normally equal the fair market value of the shares of Stock issued to Employee upon vesting and settlement of the Award, but if Employee owns other shares, this ACB may have to be averaged with the ACB of the other shares. The Form T1135 is required for every year during which foreign specified property exceeds the applicable cost threshold and must be filed with Employee’s annual tax return.
Nature of Grant.
The following provision amends Paragraphs 7(c), 7(i) and 7(k) of the Agreement to read as follows:

(c) except as explicitly and minimally required under applicable legislation, no Subsidiary (including, but not limited to, the Employer) has any obligation to make any payment of any kind to Employee under this Agreement;
(i) except as explicitly and minimally required under applicable legislation, the Performance Stock Units and the Stock underlying the Performance Stock Units, and the income and value of the same, are not part of normal or expected compensation or salary for any purpose, including but not limited to, calculation of any severance, resignation, termination, redundancy or end-of-service payments, holiday-pay, bonuses, long-service awards, leave-related payments, pension or retirement benefits, or similar mandatory payments;
(k) except as explicitly and minimally required under applicable legislation, no claim or entitlement to compensation or damages shall arise from forfeiture of Performance Stock Units or the recoupment of any shares of Stock or other benefits or payments acquired under the Plan resulting from (i) Employee ceasing to provide employment or other services to the Company or

INTERNATIONAL EMPLOYEE (ADDENDUM)

the Employer (for any reason whatsoever, and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Employee is employed or the terms of Employee's employment agreement, if any) and/or (ii) the application of any recoupment or clawback policy or provision described in this Agreement (or otherwise required by the Company) or any recovery or clawback otherwise required by law;
Termination of Employment.
The following provision supplements Paragraph 7(l) of the Agreement and supplements the balance of the Agreement:
For purposes of this Award, in the event of Employee’s termination of employment for any reason (regardless of the reason for such termination and whether or not the termination is later found to be invalid, unlawful or in breach of employment laws in the jurisdiction where Employee is providing services or the terms of Employee's employment agreement, if any), unless otherwise provided in this Agreement or the Plan, Employee’s right to vest in the Performance Stock Units, if any, will terminate effective as of the date Employee is no longer actually providing services to the Company or any of its Subsidiaries. Subject to the below, on and after such date, Employee will no longer be considered to be an "employee" or "employed" for the purposes of this Agreement. Unless explicitly required by applicable legislation, such date will exclude and will not be extended by any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under statute, contract, common/civil law or otherwise. Furthermore, Employee will not earn, or be entitled to earn, any pro-rated vesting for that portion of time before the date on which Employee's right to vest terminates, nor will Employee be entitled to any compensation for lost vesting or other participation. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, Employee's right to vest in the Performance Stock Units, if any, will terminate effective as of the last day of Employee's minimum statutory notice period, but Employee will not earn or be entitled to pro-rated vesting or other participation if the vesting date falls after the end of Employee's statutory notice period, nor will Employee be entitled to any compensation for lost vesting or other participation.
Securities Law Information.
Employee is permitted to sell shares of Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the sale of such shares takes place outside Canada through the facilities of a stock exchange on which the shares of Stock are listed (i.e., the New York Stock Exchange).

INTERNATIONAL EMPLOYEE (ADDENDUM)

The following provisions shall apply if Employee is a resident of Ontario:
Post-Employment Non-Competition - Ontario
If Employee is employed in the Province of Ontario and Employee is not an Executive within the meaning of Section 67.2(4) of the Employment Standards Act, 2000, the covenant in Paragraph 10(b)(i) shall not apply to Employee.
The following provisions shall apply if Employee is a resident of Quebec:
Data Privacy.
This provision supplements Paragraph 6 of the Agreement:
Employee hereby authorizes the Company and representatives of any Subsidiary to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Employee further authorizes the Company and any Subsidiary and the administrators of the Plan to disclose and discuss the Plan with their advisors. Employee further authorizes the Company and any Subsidiary to record such information and to keep such information in Employee’s file.
French Language Documents (Documents en Langue Française).
A French translation of this document and the Plan will be made available to Employee as soon as reasonably practicable. Notwithstanding anything to the contrary in the Agreement, and unless Employee indicates otherwise, the French translation of this document and the Plan will govern Employee’s participation in the Plan.
Une traduction française de ce document et du Plan sera mise à la disposition de l'Employé dès que raisonnablement possible. Nonobstant toute disposition contraire de l’Entente, et sauf indication contraire de l’Employé, la traduction française de ce document et du Plan régiront la participation de l’Employé au Plan.

INTERNATIONAL EMPLOYEE (ADDENDUM)

CHINA
AMENDED AND RESTATED KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Payment for Vested Performance Stock Units.
The following provision replaces Paragraph 2(e) of the Agreement:
Notwithstanding anything in the Agreement, the Performance Stock Units do not provide Employee with any right to receive shares of Stock. Upon vesting, the Performance Stock Units shall be settled and paid only in cash through local payroll in an amount equal to the Fair Market Value of the shares of Stock as of the vesting date less any Tax-Related Items. Such payment shall be made as soon as administratively practicable after vesting, but in no event later than thirty days after the vesting date. Further, Employee agrees to bear any currency fluctuation risk between the time the Performance Stock Units vest and the time the cash payment is distributed to Employee.

INTERNATIONAL EMPLOYEE (ADDENDUM)

DENMARK
AMENDED AND RESTATED KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Danish Stock Options Act.
In accepting the Performance Stock Units, Employee acknowledges that Employee has received an Employer Statement translated into Danish attached hereto as Exhibit A, which is being provided to comply with the Danish Stock Option Act (the “Act”). Employee also acknowledges any grant of Performance Stock Units under the Plan made on or after January 1, 2019, is subject to the rules of the amended Act. Accordingly, Employee agrees that the treatment of Performance Stock Units upon Employee’s termination of employment is governed solely by Section 7(l) of the Agreement and any corresponding provisions in the Plan. The relevant termination provisions are also detailed in the Employer Statement.

Please be aware that as set forth in Section 1 of the Act, the Act only applies to “employees” as that term is defined in Section 2 of the Act. If Employee is a member of the registered management of a Subsidiary in Denmark or otherwise does not satisfy the definition of employee, Employee will not be subject to the Act and the Employer Statement will not apply to Employee.
Foreign Account/Asset Tax Reporting Information.
If Employee establishes an account holding cash or shares of Stock outside Denmark, Employee must report the account to the Danish Tax Administration in their tax return under the section related to foreign affairs and income.

(Exhibit A on the next page.)

INTERNATIONAL EMPLOYEE (ADDENDUM)

EXHIBIT A

SPECIAL NOTICE FOR EMPLOYEES IN DENMARK
EMPLOYER STATEMENT

Pursuant to Section 3(1) of the Act on Stock Options in employment relations, as amended effective January 1, 2019 (the “Stock Option Act”), you are entitled to receive the following information regarding participation in the Amended and Restated KBR, Inc. 2006 Stock and Incentive Plan, as amended and restated (the “Plan”) in a separate written statement.

This statement contains only the information mentioned in the Stock Option Act, while the other terms and conditions of your performance stock unit (“PSU”) grant are described in detail in the Plan, the Performance Stock Unit Agreement (the “Agreement”) and the applicable country-specific supplement, which have been made available to you.

1.    Date of grant of unfunded right to receive stock upon satisfying certain conditions

The Grant Date of your PSUs is the date that the Company approved a grant for you, which is set forth in the Agreement.

2.    Terms or conditions for grant of a right to future award of stock

Only persons identified in Section 6 of the Plan are eligible to participate in the Plan. The grant of PSUs under the Plan is offered at the sole discretion of the Company and is intended to achieve the purposes identified in Section 1 of the Plan, including (among other things) encouraging share ownership in the Company by employees of the Company and any parents and subsidiaries that exist now or in the future. The Company may decide, in its sole discretion, not to make any PSU grants to you in the future. Under the terms of the Plan, the Agreement and the applicable country-specific supplement, you have no entitlement or claim to receive future PSU grants or awards in lieu of PSUs.

3.    Vesting Date or Period

Generally, your PSUs will vest in accordance with the vesting schedule, as provided in the Agreement. Your PSUs shall be converted into an equivalent number of shares of the common stock of the Company upon vesting.

4.    Exercise Price

No exercise price is payable upon the vesting of your PSUs and the issuance of shares of the Company’s common stock to you in accordance with the Vesting Schedule, as set forth in the Agreement.

INTERNATIONAL EMPLOYEE (ADDENDUM)

5.    Your rights upon termination of employment

The treatment of your PSUs upon termination of employment will be determined in accordance with the termination provisions in the Agreement, pursuant to which your unvested PSUs will be cancelled and forfeited upon termination of employment. In the event of a conflict between the terms of the Agreement and the summary here, the terms set forth in the Agreement will govern your PSUs.

6.    Financial aspects of participating in the Plan

The grant of PSUs has no immediate financial consequences for you. The value of the PSUs is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.

Shares of stock are financial instruments and investing in stock will always have financial risk. The future value of Company shares is unknown and cannot be predicted with certainty.

KBR, Inc.
601 Jefferson Street, Suite 3400
Houston, TX 77002
U.S.A.

INTERNATIONAL EMPLOYEE (ADDENDUM)

SÆRLIG MEDDELELSE TIL MEDARBEJDERE I DANMARK
ARBEJDSGIVERERKLÆRING

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold som ændret pr. 1. januar 2019 (“Aktieoptionsloven”) er du berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger om deltagelse i KBR, Inc.’s incitamentsordning – Amended and Restated KBR, Inc. 2006 Stock and Incentive Plan, as amended and restated (“Planen”).

Denne erklæring indeholder kun de oplysninger, der er nævnt i Aktieoptionsloven, mens de øvrige vilkår og betingelser for din tildeling af performance stock unit (“PSU”) er nærmere beskrevet i Planen, Performance Stock Unit Agreement (“Aftalen”) og det gældende landespecifikke tillæg, som du har modtaget.

1.    Tidspunkt for tildeling af den vederlagsfri ret til at modtage aktier mod opfyldelse af visse betingelser

Tildelingsdatoen for dine PSU'er er den dato, hvor virksomheden godkendte et tilskud til dig, som er angivet i Aftalen.

2.    Kriterier og betingelser for tildeling af retten til senere at få tildelt aktier

Kun de i Planens pkt. 6 anførte personer kan deltage i Planen. Tildelingen af PSU i henhold til Planen sker efter Selskabets eget skøn med henblik på at gennemføre de i Planens pkt. 1 anførte formål, herunder bl.a. at tilskynde medarbejdere i Selskabet samt dets nuværende og fremtidige datterselskaber og moderselskab til at eje aktier i Selskabet. Selskabet kan frit vælge ikke at tildele dig PSU fremover. I henhold til Planen, Aftalen og det gældende landespecifikke tillæg har du ikke nogen ret til eller noget krav på fremover at få tildelt PSU eller modtage øvrige tildelinger stedet for PSU.

3.    Modningstidspunkt eller -periode

Generelt vil dine PSU'er optjenes i overensstemmelse med optjeningsplanen, som anført i Aftalen. På modningstidspunktet konverteres dine PSU til et tilsvarende antal ordinære aktier i Selskabet.

4.    Udnyttelseskurs

Der betales ingen udnyttelseskurs i forbindelse med modning af dine PSU og Selskabets udstedelse af ordinære aktier til dig i overensstemmelse med den ovenfor beskrevne modningstidsplan, som angivet i Aftalen.

INTERNATIONAL EMPLOYEE (ADDENDUM)

5.    Din retsstilling i forbindelse med fratræden

PSU'erne vil i tilfælde af din fratræden blive behandlet i overensstemmelse med Aftalens bestemmelser, hvorefter ikke-modnede PSU'er bortfalder og fortabes ved ophøret af dit ansættelsesforhold. I tilfælde af uoverensstemmelse mellem bestemmelserne i Aftalen og dette sammendrag gælder Aftalens bestemmelser for PSU'erne.

6.    Økonomiske aspekter ved at deltage i Planen

Tildelingen af PSU har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af PSUs indgår ikke i beregningen af feriepenge, pensionsbidrag eller øvrige lovpligtige, vederlagsafhængige ydelser.

Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Den fremtidige værdi af Selskabets aktier er ukendt og kan ikke forudsiges med sikkerhed.

KBR, Inc.
601 Jefferson Street, Suite 3400
Houston, TX 77002
U.S.A.

INTERNATIONAL EMPLOYEE (ADDENDUM)

GERMANY
AMENDED AND RESTATED KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Exchange Control Information.
Cross-border payments in excess of a certain threshold (currently, €50,000), must be reported monthly to the German Federal Bank. If Employee makes or receives a payment in excess of this amount (including if Employee acquires shares of Stock with a value in excess of this amount or sell Stock via a foreign broker, bank or service provider and receive proceeds in excess of this amount) and/or if the Company withholds or sells shares of Stock with a value in excess of this amount to cover Tax-Related Items, Employee must report the payment and/or the value of the shares of Stock withheld or sold to Bundesbank, either electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available on the Bundesbank website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within other such timing as is permitted or required by Bundesbank.

INTERNATIONAL EMPLOYEE (ADDENDUM)

INDIA
AMENDED AND RESTATED KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Exchange Control Information.
Employee must repatriate the proceeds from the sale of shares of Stock and any cash dividends paid on such Stock within the period of time required under applicable regulations. Employee will receive a foreign inward remittance certificate (“FIRC”) from the bank where Employee deposits the foreign currency. Employee should maintain the FIRC received from the bank as evidence of the repatriation of the funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation. Employee agrees to provide any information that may be required by the Company or the Employer to make any applicable filings under exchange control laws in India. It is Employee’s responsibility to comply with applicable exchange control laws in India.
Foreign Account/Asset Tax Reporting Information.
Employee is required to declare in his or her annual tax return (a) any foreign assets held by him or her or (b) any foreign bank accounts for which he or she has signing authority. Indian residents are responsible for complying with applicable exchange control and reporting laws in India and should consult with a personal advisor in this regard.

INTERNATIONAL EMPLOYEE (ADDENDUM)

INDONESIA
AMENDED AND RESTATED KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Language Consent and Information (Persetujuan dan Pemberitahuan Bahasa).
By accepting the grant of Performance Stock Units, Employee (i) confirms having read and understood the documents relating to this grant (i.e., the Plan and the Agreement (including the Addendum)) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).
Dengan menerima pemberian Unit Saham Terbatas ini, Peserta (i) memberikan konfirmasi bahwa dirinya telah membaca dan memahami dokumen-dokumen berkaitan dengan pemberian ini (yaitu, Program dan Perjanjian) yang disediakan dalam Bahasa Inggris, (ii) menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan ataupun Peraturan Presiden sebagai pelaksanaannya (ketika diterbitkan).
Exchange Control Information.
For foreign currency transactions exceeding a certain threshold (currently, US$25,000), the document(s) underlying that transaction will have to be submitted to the relevant local bank. If Indonesian residents repatriate funds (e.g., proceeds from the sale of shares of Stock acquired under the Plan) into Indonesia, the Indonesian bank through which the transaction is made will submit a report of the transaction to the Bank of Indonesia. For transactions of a certain threshold (currently, US$10,000) or more (or its equivalent in other currency), a more detailed description of the transaction must be included in the report and Indonesian residents may be required to provide information about the transaction to the bank in order to complete the transaction.
In addition, if there is a change of position (i.e., sale of shares of Stock) in any foreign assets Employee holds (including shares of Stock acquired under the Plan), Indonesian residents must report this change to the Bank of Indonesia no later than the 15th day of the month following the change in position.
Foreign Account/Asset Tax Reporting Information.
Indonesian residents must report worldwide assets (including foreign accounts and shares of Stock acquired under the Plan) in their annual individual income tax return.

INTERNATIONAL EMPLOYEE (ADDENDUM)

IRAQ
AMENDED AND RESTATED KBR, INC. 2006 STOCK AND INCENTIVE PLAN
There are no country-specific provisions.

INTERNATIONAL EMPLOYEE (ADDENDUM)

JAPAN
AMENDED AND RESTATED KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Foreign Account/Asset Tax Reporting Information.
Employee is required to report details of any assets held outside Japan as of December 31 (including shares of Stock acquired under the Plan), to the extent such assets have a total net fair market value exceeding a certain threshold (currently, ¥50,000,000). Such report will be due by June 30 each year. You should consult with your personal advisor(s) regarding any personal foreign asset/foreign account tax obligations you may have in connection with your participation in the Plan.

INTERNATIONAL EMPLOYEE (ADDENDUM)

SAUDI ARABIA
AMENDED AND RESTATED KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Securities Law Information.
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Capital Market Authority.
The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If Employee does not understand the contents of this document, Employee should consult his or her own advisor or an authorized financial advisor.

INTERNATIONAL EMPLOYEE (ADDENDUM)

SINGAPORE
AMENDED AND RESTATED KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Securities Law Information.
The grant of Performance Stock Units is being made in reliance of section 273(1)(i) of the Securities and Futures Act 2001 (“SFA”) for which it is exempt from the prospectus and registration requirements under the SFA and is not made to Employee with a view of the Performance Stock Units being subsequently offered to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Employee should note that the Performance Stock Units are subject to section 257 of the SFA and Employee will not be able to make (i) any subsequent sale of the shares of Stock in Singapore or (ii) any offer of such subsequent sale of the shares of Stock subject to the Performance Stock Units in Singapore, unless such sale or offer in is made (a) more than six months after the Grant Date or (b) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or pursuant to, and in accordance with the condition of, any other applicable provisions of the SFA.
Director Notification Information.
If Employee is a director of a Singapore Subsidiary, Employee must notify the Singapore Subsidiary in writing within two business days of Employee receiving or disposing of an interest (e.g., Performance Stock Units, shares of Stock, etc.) in the Company or any Subsidiary or within two business days of Employee becoming a director if such an interest exists at the time. This notification requirement also applies to an associate director of the Singapore Subsidiary and to a shadow director of the Singapore Subsidiary (i.e., an individual who is not on the board of directors of the Singapore Subsidiary but who has sufficient control so that the board of directors of the Singapore Subsidiary acts in accordance with the “directions and instructions” of the individual).

INTERNATIONAL EMPLOYEE (ADDENDUM)

SOUTH KOREA
AMENDED AND RESTATED KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Exchange Control Information.
Korean residents who sell shares of Stock acquired under the Plan and/or receive cash dividends on the shares of Stock, must file a report with a Korean foreign exchange bank if the proceeds exceed a certain threshold (currently, USD 5,000 per transaction) and are deposited into a non-Korean bank account. The report is not required if proceeds are deposited into a non-Korean brokerage account. Employee should consult a personal legal advisor to ensure compliance with applicable requirements.
Foreign Account/Asset Tax Reporting Information.
Employee must declare all of his or her foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authorities and file a report with respect to such accounts if the value of such accounts exceeds a certain threshold (currently, KRW 500 million (or an equivalent amount in foreign currency)) on any month-end date during the year.

INTERNATIONAL EMPLOYEE (ADDENDUM)

SWITZERLAND
AMENDED AND RESTATED KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Securities Law Information.
Neither this document nor any other materials relating to the Performance Units (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to Article 51 of FinSA or any other Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.

INTERNATIONAL EMPLOYEE (ADDENDUM)

UNITED ARAB EMIRATES
AMENDED AND RESTATED KBR, INC. 2006 STOCK AND INCENTIVE PLAN
Securities Law Information.
The Plan is only being offered to qualified Employees and is in the nature of providing equity incentives to Employees in the United Arab Emirates (“UAE”). Any documents related to the Plan, including the Plan, Plan prospectus and other grant documents (“Plan Documents”), are intended for distribution only to such Employees and must not be delivered to, or relied on by, any other person. Prospective stockholders should conduct their own due diligence on the securities. If Employee does not understand the contents of the Plan Documents, Employee should consult an authorized financial adviser.
The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any Plan Documents nor taken steps to verify the information set out in them, and thus, are not responsible for such documents.